UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 6, 2010

BETA MUSIC GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Former Name of Registrant)

Florida

(State or Other Jurisdiction of Incorporation)

000-53729	26-0582871
(Commission File Number)	(IRS Employer Identification No.)

160 East 65th Street New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(212) 249-4900

(Registrant’s Telephone Number, Including Area Code)

7359 Ballantrae Court
Boca Raton, Florida 33496

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4.  Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Seale and Beers, CPAs

On May 6, 2010, MaloneBailey LLP was appointed our independent registered  public  accounting firm.  MaloneBailey replaced Seale and Beers CPAs. Seale and Beers was appointed as the Registrant’s independent registered public accounting firm on  August 27, 2009.  Seale and Beers did not perform an audit of our financial statements nor did Seale and Beers undertake any audit work.

Seale and Beers was retained as the Company’s audit firm when the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore & Associates, Chartered causing the Company’s board of directors to dismiss Moore & Associates, Chartered. Concurrent with the dismissal of Moore and Associates, Seale and Beers was appointed as the Company’s independent audit firm.

Prior to the appointment of MaloneBailey there were no disagreements (as defined in Item 304 of Regulation S-K) with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale and Beers would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

On December 16, 2009 and as reported in the Company’s Form 8-k filed with the Securities and Exchange Commission on December 19, 2009 the Company’s principal shareholders entered into a purchase and sale agreement which resulted in a change in control of the Company.  Concurrently therewith, the Company’s officers and directors tendered their resignations and the current officers and directors were appointed.  The new board of directors then appointed MaloneBailey as its auditor.  The Board of Directors was not aware of the client audit relationship with  Seale and Beers until receipt of a copy of the attached letter from Seale and Beers  which is included herewith and identified as Exhibit 16.1.  A copy of this Form 8-k is being provided to Seale and Beers.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1   Letter from Seale and Beers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2010

Beta Music Group, Inc.

By:	/s/ Edwin Mendlinger Edwin Mendlinger Chief Executive Officer